UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2019

SENECA FOODS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751

(Address of Principal Executive Offices, including zip code)

(315) 926-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Market

Item 1.01     Entry into a Material Definitive Agreement

On May 9, 2019, Seneca Foods Corporation, Seneca Foods, LLC, Seneca Snack Company, Green Valley Foods, as Borrowers, and certain subsidiaries of Borrowers as Guarantors (collectively, the “Company”)  entered into Amendment 4 (the “Amendment”) to the Loan and Guaranty Agreement with Farm Credit East, ACA.  All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Loan and Guaranty Agreement, as amended (the “Loan Agreement”).

The Loan Agreement contains affirmative and negative covenants customarily found in facilities of this type. Under the Amendment, the only modifications to the existing covenants were to eliminate the Interest Coverage Ratio in its entirety and replace it with a Minimum EBITDA financial covenant.

The Amendment also modified the definitions of EBITDA and Permitted Acquisition under the Loan Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the terms and provisions of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following is filed as an exhibit to this Current Report on Form 8-K:

10.1

Loan and Guaranty Agreement Amendment 4 with Waiver dated as of May 9, 2019 by and among Seneca Foods Corporation, Seneca Foods, LLC, Seneca Snack Company, Green Valley Foods, LLC and certain other subsidiaries of Seneca Foods Corporation and Farm Credit East, ACA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     May 13, 2019

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin

Timothy J. Benjamin

Chief Financial Officer